                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)


CHECK THE APPROPRIATE BOX:

[X] PRELIMINARY INFORMATION STATEMENT  [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                           (AS PERMITTED BY RULE 14C-5(D)(2))
[ ] DEFINITIVE INFORMATION STATEMENT

                 HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.
                  (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Payment of Filing Fee (Check the appropriate box):

         [X] No Fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
             0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                 HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

                          3750 INVESTMENT LANE, SUITE 5
                         WEST PALM BEACH, FLORIDA 33407

                        PRELIMINARY INFORMATION STATEMENT

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

         This Information Statement is being furnished to the shareholders of Health & Nutrition Systems International, Inc., a Florida corporation (the "Company"), in connection with the proposed adoption of an amendment to the Company's Articles of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"). The purpose of filing the Amendment is to effect a 1 for 2 reverse stock split of the Company's outstanding Common Stock (the "Reverse Stock Split"). The Company's Board of Directors on July 12, 2000 approved and recommended that the Articles of Incorporation be amended in order to effectuate the Reverse Stock Split. The proposed Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Florida. The Company anticipates that the filing of the Amendment will occur on or about August 28, 2000 (the "Effective Date"). If the proposed Amendment were not adopted by written consent, it would have been required to be considered by the Company's shareholders at a special shareholders' meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of shareholders to approve the Amendment is authorized by Section 607.0704 of the Florida Business Corporation Act (the "Florida Act") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section
607.0901 of the Florida Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holder of a majority in interest of the Voting Capital Stock of the Company.

         Certain officers, directors and shareholders of the Company, who beneficially own in the aggregate 5,156,396 shares of Common Stock of the Company, representing approximately 74.5% of the outstanding Voting Capital Stock of the Company entitled to vote on the Amendment, will give their written consent to the adoption of the Amendment described in this Information Statement on or about August 25, 2000. The written consent will become effective on August 30, 2000, the date on which the written consent will be filed with the Secretary of the Company. The date on which this Information Statement will be sent to the shareholders is on or about August 7, 2000. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is July 12, 2000 (the "Record Date").

         Pursuant to Section 607.0704 of the Florida Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders at the time of distribution of its next Quarterly Report on Form 10-QSB of the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Florida Law are afforded to the Company's shareholders as a result of the adoption of the Amendment.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 6,905,621 shares of Common Stock outstanding. The Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth Common Stock ownership information as of July 12, 2000, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each executive officer and director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and
(iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 3750 Investment Lane, Suite 5, West Palm Beach, Florida 33404. After giving effect to the reverse stock split there will be 3,452,811 shares of Common Stock outstanding. Unless otherwise indicated, each person listed below shall give his written consent to the adoption of the Amendment.


                                                Shares            Percent           Shares             Percent
                                             Beneficially        of Class        Beneficially         of Class
                                                 Owned             Owned             Owned              Owned
                                               Prior to          Prior to            After              After
                                                Reverse           Reverse           Reverse            Reverse
Name                                        Stock Split(1)      Stock Split     Stock Split(2)       Stock Split
----                                        --------------      -----------     --------------       -----------
Tony Musso (3)                                1,138,657            16.5%          569,329               16.5%
Steven Pomerantz (4)                            973,657            14.1%          486,829               14.1%
Christopher Tisi (5)                            914,575            13.2%          457,288               13.2%
Tony D'Amato (6)                                799,104            11.6%          399,552               11.6%
John Tomaselli (7)                              300,403             4.4%          150,202                4.4%
J.C. Herbert Bryant III (8)                     500,268             7.2%          250,134                7.2%
Anthony & Renute Dell'aquilla (9)               510,000             7.3%          255,000                7.3%
Napoleon & Tania Paz (10)                       520,000             7.4%          260,000                7.4%

All executive officers,
  directors and consenting
  shareholders as a group
  (7 persons)                                 5,156,396            74.5%         2,578,198              74.5%


(1) Prior to the Reverse Stock Split, there are 6,905,621 shares of Common Stock outstanding.

(2) After the Reverse Stock Split there will be 3,452,811 shares of Common Stock outstanding.

(3)      Mr. Tony Musso is the Chairman of the Company's Board of Directors.

(4) Mr. Steven Pomerantz serves as the Company's President, Chief Executive Officer, Treasurer and as a director.

(5) Mr. Christopher Tisi serves as the Company's Chief Operating Officer, Secretary and as a director.

(6)      Mr. Tony D'Amato's address is 1526 Michigan Avenue, #1, Miami Beach,
         Florida.

(7) Mr. John Tomaselli's address is 1453 Southwest Jasmine Terrace, Palm City, Florida.


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

(8) Mr. J.C. Herbert Bryant III's address is 517 27 Street, West Palm Beach, Florida 33407. Mr. Bryant is not included in the group of shareholders giving their consent to the Amendment.

(9) The Dell'aquilla's address is 15377 Whispering Willow Drive, Willington, Florida 33414.

(10)     The Paz' address is 51 Seabreeze Avenue, Delray Beach, Florida 33483.















                              [INTENTIONALLY BLANK]

               AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A
                           1 FOR 2 REVERSE STOCK SPLIT

         On July 12, 2000, our Board of Directors voted unanimously to authorize and recommend that our shareholders approve a proposal to effect the Reverse Stock Split. Pursuant to the Reverse Stock Split, each two (2) of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one (1) share of our Common Stock (the "New Shares"). The Reverse Stock Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. Notwithstanding the Reverse Stock Split, our authorized Common Stock will remain at 30,0000,000 shares of Common Stock, and our Articles of Amendment will reflect this amount of authorized Common Stock. We have no current plans to issue any of the authorized but unissued shares of our common stock created by the Reverse Stock Split. The Reverse Stock Split will become effective upon filing of the Amendment to our Articles of Incorporation with the Florida Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

PURPOSE AND EFFECT OF PROPOSED REVERSE STOCK SPLIT

         The Board of Directors of the Company believes that the Reverse Stock Split is necessary to provide a manageable number of shares of Common Stock and to effectively insure the marketability of the Company's new Common Stock. At this time, there is no trading market for the stock. However, should there exist a trading market for the Common Stock in the future, the Board of Directors is hopeful that the Reverse Stock Split will have a favorable effect on the market price of the Common Stock. The Board of Directors is also hopeful that a decrease in the number of shares of Common Stock outstanding, as a consequence of the proposed Reverse Stock Split, will stimulate investor interest in the Company's Common Stock and enable the Company to raise a secondary round of financing.

         The Reverse Stock Split will effect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, we will issue any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one share of our Common Stock. The Reverse Stock Split may result in certain of our shareholders owning "odd lots" (i.e. a number of shares of our common stock not divisible by 100). Shareholders owning "odd lots" may experience difficulty selling their shares in the open market.

         The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock.

         Upon the effectiveness of the Reverse Stock Split, the number of shares owned by each holder of Common Stock will be reduced by the ratio of 2 to 1 shares of Common Stock he or she owned immediately prior to the Reverse Stock Split. The number of shares of Common Stock we are authorized to issue will remain at 30,000,000. The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

         The principal effect of the Reverse Stock Split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 6,905,621 shares to approximately 3,452,811 shares, (ii) all outstanding options or warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, 1/2 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split, and (iii) the number of shares included in our 1998 Incentive Stock Option Plan will be reduced by the Reverse Stock Split ratio of the number of shares currently included in such Stock Option Plan.

         Pursuant to the Reverse Stock Split, the par value of the Common Stock will remain $.001 per share. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/2 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

MANNER OF EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE STOCK CERTIFICATES

         The Reverse Stock Split will be effected by the filing of the Articles of Amendment with the Secretary of the State of Florida. The Reverse Stock Split will become effective on the date of filing the Articles of Amendment unless we specify otherwise (the "Effective Date"). As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a shareholder will be entitled to receive a certificate representing the number of the New Shares into which his or her Old Shares have been reclassified as a result of the Reverse Stock Split. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until such shareholder has surrendered his or her outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

NO RIGHTS OF APPRAISAL

         Under the Florida Act, our dissenting shareholders are not entitled to appraisal rights with respect to our proposed Amendment to effect the Reverse Stock Split, and we will not independently provide our shareholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         We believe that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

         1. Except as set forth in (5) below, no gain or loss will be recognized by a shareholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

         2. Except as set forth in (5) below, the aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

         3. Except as set forth in (5) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

         4. The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

         5. The federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

         Our beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as bank, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

         The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.


                                  By Order of the Board of Directors



                                  /s/ Steven Pomerantz
                                  ----------------------------------------------
Date:  July 24, 2000              Steven Pomerantz, President and Treasurer of
                                  Health & Nutrition Systems International, Inc.









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
                                   EXHIBIT "A"

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                 HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.


         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is Health & Nutrition Systems International, Inc.

         SECOND: The following provision of the Articles of Incorporation of Health & Nutrition Systems International, Inc., a Florida Corporation, filed with the Secretary of State on October 25, 1993, as amended on December 22, 1994, is hereby further amended as follows:

                  Article IV of the Articles of Incorporation of the Corporation is amended to include the following provision:

                                       "ARTICLE IV
                                      CAPITAL STOCK

                           Effective upon the Corporation filing an Amendment to
                  the Articles of Incorporation ("Effective Date") in the office of the Secretary of the State of Florida, each two (2) shares of Common Stock, $.001 par value per share, outstanding on the Effective Date will be changed into one (1) fully paid and nonassessable share of Common Stock, $.001 par value per share; and that after the Effective Date, each holder of record of one or more certificates representing shares of the old Common Stock shall be entitled to receive one or more certificates representing the proportionate number of shares of new Common Stock on surrender of a shareholder's old certificates of cancellation. If a shareholder shall be entitled to a number of new shares of Common Stock which is not a whole number, then the number of new Shares of Common Stock issued to the Shareholder shall be rounded up to the nearest whole number in lieu of such fractional share."

         THIRD: The foregoing amendment of Articles of Incorporation was adopted as of the 12th day of July, 2000, by written consent of all of the members of the Board of Directors and approved by written consent of the holders of a majority of the outstanding stock of the Corporation as of the ____ day of August, 2000.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation as of the ____ day of August, 2000, and does hereby certify that the facts stated in these Articles of Amendment to the Articles of Incorporation are true and correct.

                                  HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.



                                  By:
                                      ------------------------------------------
                                      Steve Pomerantz, Chief Executive Officer,
                                      President and Treasurer







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